                                          Exhibit 10.19


              FINANCING AND CONSTRUCTION LOAN AGREEMENT


                        Dated as of June 1, 1995


                             by and among

              MARYLAND ECONOMIC DEVELOPMENT CORPORATION,

                THE WHITING-TURNER CONTRACTING COMPANY,

                 MAYOR AND CITY COUNCIL OF BALTIMORE,

                        SIGNET TRUST COMPANY


                                and

                      OSIRIS THERAPEUTICS, INC.

                           TABLE OF CONTENTS

                               ARTICLE I

                         DEFINITIONS AND RULES
                            OF CONSTRUCTION

SECTION                                                                PAGE

1.1      Definitions - General..........................................  2
1.2.     Rules of Construction ......................................... 10

                               ARTICLE II

              THE BOND; REDEMPTION; SECURITY FOR THE BOND

2.1.     The Bond....................................................... 11
2.2.     Redemption of the Bond ........................................ 11
2.3.     Application Funds to Redemption's ............................. 12
2.4.     Effect of Redemption of Bond .................................. 12
2.5.     Negotiability, Registration and Transfer of
         Bond; Mutilated, Lost or Destroyed Bond ....................... 12
2.6.     Limited Liability of the Issuer ............................... 13
2.7.     Security for Bond; Assignment by the Issuer
         to the Lender ................................................. 14
2.8.     Wire Transfer if One Holder ................................... 14
2.9.     Conditions Precedent to the Issuance and Purchase of the Bond . 14

                               ARTICLE III

                          SECURITY FOR THE BOND

3.1      Security Documents ............................................ 15
3.2      Reserve Fund .................................................. 16

                               ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES;
                         FINDINGS BY THE ISSUER

4.1      Representations and Warranties of the Issuer .................. 18
4.2.     Findings by the Issuer ........................................ 19
4.3.     MICRF Grants and MICRF Loan ................................... 19

SECTION                                                               PAGE

                               ARTICLE V

                       COVENANTS OF THE ISSUER

5.1.     Covenants of the Issuer ....................................... 19

                               ARTICLE VI

                     APPLICATION OF BOND PROCEEDS

6.1.     Project Fund ................................................. 20
6.2      Completion of Work ........................................... 21
6.3.     No Liability to Third Parties ................................ 21
6.4.     Additional Funds ............................................. 21
6.5.     Non-Assignability ............................................ 22
6.6.     Bond Proceeds ................................................ 22
6.7.     Disbursements ................................................ 22
6.8.     Allocation of Funds .......................................... 25
6.9.     Advances of Project Fund ..................................... 26
6.10.    Improvement of the Facility .................................. 26

                               ARTICLE VII

                    REPRESENTATIONS OF FACILITY USER

7.1.     Organization and Authority; Conflicting Laws and Agreements... 27
7.2.     Subsidiaries ................................................. 27
7.3.     Financial Statements ......................................... 28
7.4.     Litigation; Tax Returns; Governmental Approvals .............. 28
7.5.     Enforceability ............................................... 28
7.6.     No Defaults .................................................. 28
7.7.     ERISA ........................................................ 28
7.8.     Bankruptcy ................................................... 29

SECTION                                                               PAGE



                               ARTICLE VIII

                        COVENANTS OF FACILITY USER
8.       Covenants .................................................... 29
8.1.1.   Payment of Taxes and Other Claims ............................ 29
8.1.2.   Corporate Existence .......................................... 29
8.1.3.   Maintenance of Insurance ..................................... 29
8.1.4.   Financial Information and Reports ............................ 30
8.1.5.   Liens ........................................................ 30
8.1.6.   Other Covenants .............................................. 30
8.1.7.   Construction Covenants ....................................... 31
8.2.     ERISA ........................................................ 31
8.3.     Obligations of the Facility User Unconditional ............... 32
8.4.     Compliance with Laws ......................................... 32
8.5.     Hazardous Materials .......................................... 32
8.6.     Estoppel Certificates ........................................ 33
8.7.     Further Assurances ........................................... 33
8.8.     Books and Records; Inspection ................................ 33
8.9.     Consent to Jurisdiction; Service of Process .................. 33

                               ARTICLE IX

                               INSURANCE
9.1.     Insurance Proceeds ........................................... 33
9.2.     Other Insurance .............................................. 34

                               ARTICLE X

                      EVENTS OF DEFAULT; REMEDIES

10.1.    Events of Default Defined .................................... 34
10.2.    Remedies on Default .......................................... 36
10.3.    No Remedy Exclusive; Delays or Omissions; Waiver of Breach ... 37
10.4.    Termination of Proceedings ................................... 38
10.5.    Application of Moneys ........................................ 38

SECTION                                                               PAGE


                               ARTICLE XI

                           DISBURSEMENT AGENT

11.1.    Terms of Disbursement Agent's Acceptance ..................... 38
11.2.    Trustees' Reimbursement ...................................... 39
11.3.    Save Harmless Clause ......................................... 39
11.4.    Reports ...................................................... 39
11.5.    Discharge .................................................... 40

                               ARTICLE XII

                   DURATION OF AGREEMENT; DEFEASANCE

12.1.    Duration of this Financing Agreement ......................... 40
12.2.    Defeasance and Discharge of Lien of the Holder ............... 40

                               ARTICLE XIII

                              MISCELLANEOUS

13.1.    Payments Due on Non-Business Days ............................ 40
13.2.    Authorized Issuer Representative ............................. 40
13.3.    MIDFA Insurance .............................................. 41
13.4.    Further Assurances and Corrective Instruments ................ 41
13.5.    Prior Agreements Canceled .................................... 42
13.6.    Binding Effect ............................................... 42
13.7     Dissolution of Issuer ........................................ 42
13.8.    Illegality ................................................... 42
13.9.    Amendments, Changes and Modifications ........................ 43
13.10.   Execution of Counterparts .................................... 43
13.11.   Law Governing Construction of Agreement ...................... 43
13.12.   Assignment ................................................... 43
13.13.   Effective Date ............................................... 43

Exhibit 1:  Description of Land
Exhibit 2:  Permitted Investments
Exhibit 3:  Form of Bond
Exhibit 4:  Form of Requisition
Exhibit 5:  Form of Completion Requisition
Exhibit 6:  List of Subsidiaries of Facility User

                 FINANCING AND CONSTRUCTION LOAN AGREEMENT

    THIS FINANCING AND CONSTRUCTION LOAN AGREEMENT is entered into as of June__, 1995, by and among MARYLAND ECONOMIC DEVELOPMENT CORPORATION, a body politic and corporate and a public instrumentality of the State of Maryland (the "Issuer"), THE WHITING-TURNER CONTRACTING COMPANY ("Lender") as holder of the Bond hereinafter defined), MAYOR AND CITY COUNCIL OF BALTIMORE, a political subdivision of the State of Maryland, or its Nominee, (the "City"), as provider of the City Contribution (hereinafter defined), SIGNET TRUST COMPANY, Corporate Trust Department, as the construction disbursement agent (the "Disbursement Agent') and OSIRIS THERAPEUTICS, INC., a Delaware corporation (the "Facility User").

                                 RECITALS

    Pursuant to and in accordance with the Act, the Issuer has determined to issue and sell to the Lender its Taxable Economic Development Revenue Bond (Osiris Therapeutics, Inc. Facility), 1995 Issue in the principal amount of $3,100,000 (the "Bond") in order to finance a portion of the costs of certain site and tenant improvements by the Issuer to a certain facility (the "Facility"), located within the geographical boundaries and jurisdiction of Baltimore City, Maryland, to be subleased by the Issuer to the Facility User, all upon the terms and conditions of this Financing Agreement.

    The Issuer will contribute $475,000 towards the payment of a portion of the costs of improving the Facility from the proceeds of grants to the Issuer from the Department (hereinafter defined) from the Maryland Industrial and Commercial Redevelopment Fund (the "MICRF Grants"). The Department will loan the Issuer an additional $50,000 from the Maryland Industrial and Commercial Redevelopment Fund (the MICRF Loan") to be used to pay a portion of the cost of improving the Facility. Another portion of the costs of the improving the Facility are to be financed with $25,000 made available by the City. In addition, the City has or will make available an additional sum of $250,000 to be contributed to the Reserve Fund (hereinafter defined). All fluids made available by the City are hereinafter collectively referred to as the "City Contribution".

    The Facility User has agreed to contribute an amount equal to $821,115, the estimated amount over and above the proceeds of the Bond, the City Contribution, the MICRF Grants and the MICRF Loan (the "Osiris Contribution") in order to finance the completion of the Facility in accordance with the Plans (hereinafter defined) and such other amounts as are required to be paid under the Construction Management Agreement (hereinafter defined) and this Financing Agreement.

    Pursuant to and in accordance with the MIDFA Act, the Maryland Industrial Development Financing Authority (the "Authority") is providing financial assistance (within the meaning of the MIDFA Act) by insuring, through its Bond Insurance Fund, the principal of and interest on the Bond and the payment of up to one year's debt service on the Bond.

                                 AGREEMENTS

    NOW, THEREFORE, in consideration of the premises, the respective representations, covenants and agreements hereinafter contained, and of the purchase and acceptance of the Bond by those who shall hold the same from time to time, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows provided, that in performance of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall not constitute an indebtedness or a charge against the general credit or taxing powers of the State, the Department, the Issuer, the City or of any other public instrumentality or any public body, shall not create any pecuniary liability of the State, the Department, the Issuer or of any other public instrumentality or any public body except against the sources herein provided, and shall be payable solely from the sources herein provided):

                                  ARTICLE I

                    DEFINITIONS AND RULES OF CONSTRUCTION

    SECTION 1.1. Definitions - General. Certain terms used in this Financing Agreement and in certain of the other documents executed and delivered in connection herewith are defined in this Section1.1. Such terms shall have the meanings given to them in the Recitals hereto or in this Section 1.l, unless specifically provided otherwise or unless the context clearly indicates otherwise:

        "Acquisition Costs" means all costs of the improvement of the Facility and all costs of certain site improvements and common area costs related to the Facility or to common areas of the Building in accordance with the Plans.

        "Act" means Article 83A, Title 5, Subtitle 1 of the Annotated Code of Maryland (1991 Replacement Volume and 1994 Cumulative Supplement), as amended, and all future laws supplemental thereto or amendatory thereof.

        "Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Issuer, as debtor.

        "Additions" means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

        "Agent" means any official, officer, employee or agent.

        "Architect" means Gaudreau, Inc., the architect for the Facility.

        "Architect's Agreement" means the agreement between the Architect and the Facility User dated August 10, 1994 and all supplements thereto.

        "Assignment of Leases" means the Assignment of Leases of even date herewith between the Issuer and the Lender, pursuant to which the Issuer assigns its interest in the Sublease and all other subleases and its interest in the Lease Insurance Agreement together with all Supplements thereto.

        "Authority" means the Maryland Industrial Development Financing Authority, a body corporate and politic and a public instrumentality of the State created pursuant to the MIDFA Act, its successors and assigns.

        "Authorized Issuer Representative" means the Executive Director of the Issuer, or such other person or persons as may be designated to act on behalf of the Issuer in accordance with the provisions of Section 13.2 of this Financing Agreement

        "Bankruptcy Code" means the United States Bankruptcy Code, 1 1 U.S.C.
Section 101 et seq., and all future acts supplemental thereto or amendatory thereof.

        "Bond Insurance Agreement" means the Insurance Agreement of even date herewith by and between the Authority and the Lender, pursuant to which the Authority through its Bond Insurance Fund has provided financial assistance in connection with the acquisition and improvement of the Facility by insuring the payment of the principal and interest on the Bond and all Supplements thereto.

        "Bond Insurance Fund" means the continuing, nonlapsing, revolving fluid of the Authority created pursuant to the MIDFA Act. The faith and credit of the State of Maryland are not pledged to the Bond Insurance Fund.

        "Bond Fund" means the Bond Fund established under Article VI hereof.

        "Bond Registrar" means the Lender or such other person as may be approved by the Issuer to maintain registration books for the registration and transfer of the Bond.

        "Building" means the approximately 185,500 square foot building at 2001 Alicenna Street, Baltimore, Maryland 21231 of which the Facility User will initially lease approximately 30,000 square feet pursuant to the Sublease.

        "Business Day" or "business day" means a day other than a Saturday, Sunday or legal holiday in the State, and observed as such by the Holder.

        "Claim" means any liability, suit action, claim, demand, loss, expense or cost of any kind or nature whatsoever.

        "Closing Date" means the date of issue and delivery of the Bond.

        "Completion Date" means the Projected Completion Date established under the Construction Management Agreement.

        "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, by any governmental body or by any person acting under governmental authority.

        "Construction Management Agreement" means the Construction Management Agreement by and among the Authority, the Issuer, the Facility User, and the General Contractor dated June ___ 1995, and all Supplements thereto.

        "Damage" means (a) any damage, destruction or other injury (in whole or in part) by fire or other casualty, and (b) any Condemnation. "Damaged" means (a) damaged, destroyed or injured (in whole or in part) by fire or other casualty, or (b) taken by Condemnation.

        "Default Rate" means the rate of interest provided for in Section 8.5 hereof.

        "Department" means the Department of Economic and Employment Development of the State, a principal department of the government of the State, or its successor.

        "Disbursement Agent" means the corporate trust department of Signet Trust Company, as agent for the purpose of administering construction hereunder, and its successors and assigns.

        "Documents" means and includes (without limitation), the Bond, this Financing Agreement, the Assignment of Leases, the Issuer's Deed of Trust, the Facility User's Deed of Trust, the Lease, the Sublease and any and all other documents which the Issuer, the Facility User or any other party or parties or their representatives, have executed and delivered, or may hereafter execute and deliver, to evidence or secure the Issuer's Obligations, or any part thereof, or in connection therewith, together with all Supplements thereto.

        "Encumbrance" means any mortgage, pledge, lien, security interest, charge or other encumbrance.

        "Event of Default" means (a) with respect to this Financing Agreement, those events of default specified in Section 10.1 hereof; (1)) when used with respect to the Sublease, those events of default specified in
Section 12 thereof. and when used with respect to any of the other Documents, any "event of default" specified therein, or if none is specified, any failure of any party thereto to comply with any of the terms thereof.

        "Facility" means the approximately 30,000 square feet in the Building leased by the Facility User from the Issuer pursuant to the Sublease.

        "Facility User" means Osiris Therapeutics, Inc., a Delaware corporation, the lessee under the Sublease, its successors and permitted assigns and any other sublessee of the Space and their successor and permitted assigns.

        "Facility User's Deed of Trust" means the Deed of Trust (Sublease) of even date herewith, executed and delivered by the Facility User and all Supplements thereto.

        "Financing Agreement" or "Agreement" means this Financing and Construction Loan Agreement by and among the parties hereto, together with all Supplements hereto.

        "General Contractor" means The Whiting-Turner Contracting Company, as construction manager under the Construction Management Agreement, its successors and assigns.

        "GMP" means the guaranteed maximum price under the Construction Management Agreement; provided that certain designated line items in the GMP may, by agreement between the General Contractor and the Facility User, reflect agreed-upon allowances.

        "Gross Negligence" means gross negligence or willful misconduct.

        "Holder" means the Lender and any other registered owner from time to time of any of the Bond.

        "Issuance Costs" means the fees and expenses of counsel to the Holder, the fees and expenses of counsel to the City, recording costs, filing fees, appraisal costs, and other similar administrative costs and expenses.

        "Issuer" means Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland.

        "Issuer's Deed of Trust (Master Lease)" means the Deed of Trust Master Lease) of even date herewith, executed and delivered by the Issuer and all Supplements thereto.

        "Issuer's Obligations" means the obligations of the Issuer under the Bond, this Financing Agreement and the other Documents, to (a) pay the principal of; premium (if any) and interest on the Bond, when and as the same shall become due and payable (whether at the stated maturity thereof; on any installment payment date, by acceleration of maturity, after notice of redemption or otherwise), (b)pay all other payments (if any) required by the Bond, this Financing Agreement and the other Documents to be paid by the Issuer to the Holder, or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Issuer is required by the Bond, this Financing Agreement or any of the other Documents, to perform and observe; provided, however, that the Issuer's Obligations do not include any obligation to incur any pecuniary liability or any obligation to make any payment from any fluids other than from (i) moneys paid to it under the Sublease, (ii) proceeds of any Security, or (iii) the proceeds of the MICRE Grants.

        "Land" means the 3.486 acre (approximately) tract of land known as 2001 Aliceanna Street, Baltimore, Md. together with adjacent parking areas, as more particularly described in Exhibit I hereto and made a part thereof; and by this reference a part hereof; together with any and all improvements thereon.

        "Laws" or "laws" means federal, state and local laws, rules, and regulations, and orders of any court or other governmental authority having jurisdiction.

       "Landlord" means Saga Limited Partnership, the owner of the Land and the Building, its successors and assigns.

        "Lease" means the Lease Agreement dated January 18, 1995, between the Landlord and the Issuer, pursuant to which the Landlord has leased the Space to the Issuer, together with all Supplements thereto.

        "Leases" means any and all subleases and subleases which may have been heretofore executed or which may be hereafter executed in connection with, or for, the use and occupancy of the Space (or any part thereof), including (without limitation) the Sublease, together with all Supplements thereto.

        "Lease Insurance Agreement" means the Insurance Agreement of even date herewith in favor of the Issuer insuring up to $500,000 of the obligations of the Facility User under the Sublease.

        "Lender" means The Whiting-Turner Contracting Company and its successors and assigns as holder of the Bond.

        "MIDFA Act" means the Maryland Industrial Development Financing Authority Act, and all future acts supplemental thereto or amendatory thereof.

        "Net Proceeds" when used with respect to any condemnation awards or insurance proceeds allocable to the Property, means the gross proceeds from Condemnation or insurance received by reason of any Damage remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

        "Notice" means a written communication given by delivery or by certified mall, postage prepaid, return receipt requested, addressed to the person to whom such communication is to be given, at the following addresses:

Lender:             c/o The Whiting Turner Contracting Company
                        300 E. Joppa Road, 8th Floor
                        Towson, Maryland 21286
                        Attention: Willard Hackerman

with a copy to:         Edward L. Wender, Esquire
                        Venable, Baetjer and Howard, LLP
                        1800 Mercantile Bank and Trust Building
                        Two Hopkins Plaza
                        Baltimore, Maryland 21201

Facility User:          Osiris Therapeutics, Inc.
                        2001 Aliceanna Street
                        Baltimore, Maryland 21221
                        Attention: James Burns, President
with a copy to:         Edward A. Ryan, Esquire
                        Hogan & Hartson L.L.P
                        Columbia Square
                        555 Thirteenth Street, N.W.
                        Washington, D.C. 20004-1109

Issuer:                 Maryland Economic Development Corporation
                        36 South Charles Street
                        Suite 1911
                        Baltimore, Maryland 21201
                        Attention: Executive Director

With a copy to:         John A. Stalfort, Esquire
                        Miles & Stockbridge
                        10 Light Street
                        Baltimore, MD 21202

Disbursement            Ms. Diane TenHoopen
Agent:                  Signet Trust Company
                        7 St. Paul Street, 2nd Floor
                        Baltimore, Maryland 21202


Authority:              Maryland Industrial Development Financing Authority
                        217 E. Redwood Street
                        Redwood Tower, 22nd Floor
                        Baltimore, Maryland 21202
                        Attention: Executive Director

City:                   Baltimore Development Corporation
                        36 South Charles Street
                        Suite 1600
                        Baltimore, Maryland 21201
                        Attention: President

With a copy to:         Shapiro and Olander
                        36 South Charles Street, 20th Floor
                        Baltimore, Maryland 21202
                        Attention: William E. Carlson, Esquire

Holder:                 THE LENDER AT ITS ADDRESS SET FORTH ABOVE
                        OR TO SUCH OTHER HOLDER WHOSE NAME
                        APPEARS ON THE REGISTRATION BOOKS OF THE
                        BOND REGISTRAR, AT THE ADDRESS DESIGNATED
                        THEREIN.

        A duplicate copy of each communication given hereunder by any person listed above to another shall also be given to the Holder; provided, however, that any failure to give a duplicate copy of any such communication shall not invalidate any Notice given hereunder. Any of the persons listed above may, by Notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

        "Osiris' Required Investment" shall mean all amounts required to be deposited by the Facility User into the Project Fund pursuant to Section 6.4 but which amount shall in no event be less than $450,000.

        "Outstanding" or "outstanding" means with respect to a Bond, the period beginning on the Closing Date and continuing until all principal of; premium (if any) and interest on such Bond have been paid in full.

        "Permitted Investments" means those investments of the kind and nature listed on Exhibit 2 hereto.

        "Person" or "person" means any natural person, firm, association, partnership, corporation, trust, public body or other entity.

        "Plans" means the Construction Drawings and Project Manual dated February 8, 1995 as amended in Amendments 1 through 6, prepared by the Architect and certified for the Architect and the General Contractor as the Plans and Specifications for the proposed improvement of the Facility and all changes thereto approved in accordance with this Agreement and the Construction Management Agreement.

        "Proceeds" or "proceeds" means, when used with respect to any of the Security, all proceeds within the meaning of the Maryland Uniform Commercial Code and shall include the proceeds of any and all insurance policies.

        "Project Fund" means the Project Fund established under Article VI hereunder.

        "Property" means the Space, the Equipment Collateral, all other items and property described in the granting clauses of the Documents, as applicable, and all Additions to all of the foregoing.

        "Property Taxes" means all taxes, payments in lieu of taxes, water rents, sewer rents, ground rents, assessments and other governmental or municipal or public or private dues, charges and levies and any liens (including federal tax liens) which are or may be levied, imposed or assessed upon the

Property or any part thereof or any of the other Security, or upon any Leases, or upon the rents, issues, income or profits thereof; whether any or all of the aforementioned be levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

        "Receipts Requiring Mandatory Redemption" means amounts received by the Issuer, by the Holder or by any other person from any of the following sources:

        (a) all amounts received by the Issuer from the proceeds of any sale of the Property and required by any of the Documents to be applied to the redemption of the Bond,

        (b) any Net Proceeds received as a result of any Damage to the Property and required by any of the Documents to be applied to the redemption of the Bond, and

        (c) any other amount or amounts received from any source and required by the Documents to be applied to the redemption of the Bond.

        "Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof; or from any lease or other agreement pertaining thereto, and including any proceeds derived from the sale of all or any portion of the Property.

        "Reserve Fund" means the Reserve Fund established in Article III hereof.

        "Reserved Rights of the Issuer" means any and all rights, remedies and limitations of liability of the Issuer set forth in the Documents regarding (a) the negotiability, registration and transfer of the Bond,
(b)the loss or destruction of the Bond, and (c) the limited liability of the Issuer as provided in the Documents.

        "Resolution" means the resolution adopted by the Board of Directors of the Issuer on May 15, 1995.

        "Security" means all of the security for the Issuer's Obligations described in the Documents,together with all Proceeds thereof and Additions thereto.

        "Space" means the "Premises" as defined in the Sublease as of the date hereof and as the same may be expanded by the exercise of options provided for in the Sublease.

        "State" means the State of Maryland.

        "Sublease" means the Sublease Agreement effective as of January 18, 1995 from the Issuer, as Landlord, and the Facility User, as tenant as amended by the First Amendment to Sublease Agreement, and all Supplements thereto permitted hereby.

        "Supplements" means any and all extensions, renewals, modifications, amendments, supplements and substitutions.

        "Taxes" means all taxes, assessments and governmental charges or levies imposed upon the applicable person or on its income or its properties, including, without limitation, all Property Taxes.

        "Termination Date" means the date when the principal of; premium (if any) and interest on the Bond are paid in full and all of the Issuer's Obligations are fully satisfied.

    SECTION 1.2. Rules of Construction. Unless otherwise indicated, all terms used in each of the other Documents shall have the meanings given them in this Financing Agreement.

    As used in each of the Documents, the words "hereof", "herein", "hereunder", "hereto", "Agreement", and other words of similar import refer to each Document in its entirety.

    The terms "agree" and "agreements" are intended to include and mean "covenant" and "covenants".

    The headings of each Document are for convenience only and shall not define or limit the provisions thereof.

    All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

                                ARTICLE II

                          THE BOND, REDEMPTION;
                          SECURITY FOR THE BOND

    SECTION 2.1. The Bond. Simultaneously with the execution and delivery of this Financing Agreement, the Issuer has issued, and the Lender has purchased, the Bond which shall be in the form of Exhibit 3 hereto. The Bond bears interest at the rate of seven and five tenths percent (7.5%) per annum subject to adjustment as provided therein and the principal amount thereof shall be amortized in equal payments of principal and interest as provided in the form of the Bond.

    SECTION 2.2. Redemption of the Bond. The Bond is subject to redemption prior to maturity as follows:

        (a) Optional Redemption of Bond Prior to Maturity. The Bond is subject to redemption at the option of the Issuer, in whole at any time or in part, in multiples of $l00,000 on any interest payment date after May 1, 2000 at the redemption prices below expressed as a percentage of the principal amount of the Bond to be redeemed, together with unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption. as follows:

    Period During Which Redemption Price
         Occurs (both dates inclusive)           Redemption Price

    June 1, 2000 through May 31, 2001                  102%
    June 1, 2001 through May 3l, 2002                  101%
       June 1, 2002 and thereafter                     100%

        In the event the Bond is called for redemption, in whole or in part, pursuant to the provisions of this subsection (a), the Issuer shall give Notice thereof to the Holder at least 30 days prior to the date fixed for redemption, which Notice shall specify the anticipated redemption date and the principal amount of the Bond to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Issuer shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

        (b) Special Mandatory Redemption from Certain Receipts. The Bond is subject to special mandatory redemption, in whole or in part, from any and all Receipts Requiring Mandatory Redemption, at a redemption price equal to the principal amount to be redeemed, together with all unpaid interest on the principal of the Bond to be redeemed accrued to the date fixed for redemption. The Holder shall apply such moneys to the redemption of the Bond promptly upon the receipt thereof; without premium or penalty, and regardless of amount. At least 30 days prior to any such redemption, the Issuer shall give Notice thereof to the Holder, specifying the date fixed for such redemption and the principal amount to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Issuer shall pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

        (c) Special Mandatory Redemption upon Reduction Of Authority's Insurance. The Bond is subject to special mandatory redemption in whole, at such time as the amount of the Authority's insurance available under the Bond Insurance Agreement has been reduced to an amount equal to the outstanding principal of the Bond plus sixty days' interest on such principal amount. After the occurrence of an Event of Default, the Holder of the Bond shall advise the Issuer as to the outstanding principal balance of the Bond. The redemption price shall be equal to the principal amount to be redeemed, together with all unpaid interest on the Bond accrued to the date fixed for redemption. At least thirty (30) days prior to any such redemption, the Issuer shall give Notice thereof to the Holder and the Authority, specifying the date fixed for such redemption and the principal amount to be redeemed. On a date no later than the date fixed for redemption in such Notice, the Issuer shall pay or cause the Authority to pay to the Holder moneys in an amount sufficient, together with other moneys (if any) held by the Holder and available for the redemption of the Bond, to redeem the Bond at the redemption price set forth above.

        (d) Mandatory Sinking Fund Redemption. Commencing on the Amortization Commencement Date (as defined in the form of Bond) and on the first day of each and every month thereafter, continuing to and including the first day of December, 2008, the principal amount of the Bond and interest thereon shall be paid in 15 monthly installments of principal and interest in the amount of $31,906.12 each.

    SECTION 2.3. Application of Funds to Redemptions. Any partial redemption made pursuant to Section 2.2 shall be applied to the principal to be redeemed in the inverse order of the installment payment dates under the Bond. The amount of any partial redemption, and the date on which the same is actually made, shall be noted by the Holder on Schedule A attached to the Bond and made a part thereof; but the failure to so note any partial redemption shall not affect the validity of any payment actually received by a Holder.

    SECTION 2.4. Effect of Redemption of Bond. In the event a Bond (or any portion thereof) is called for redemption pursuant to Section 2.2 above, the Bond (or portion thereof) so called for redemption, and which is actually redeemed, shall cease to bear interest on the specified redemption date, shall no longer be protected by this Financing Agreement, and shall not be deemed to be outstanding under the provisions of this Financing Agreement, and all rights of the Holder(s) with respect thereto shall cease.

    SECTION 2.5. Negotiability. Registration and Transfer of Bond: Mutilated. Lost or Destroyed Bond. The Bond shall be negotiable, subject to the provisions for registration and transfer contained in this Financing Agreement and in the Bond, and shall be registered as to both principal and interest. So long as the Bond remains outstanding, the Issuer shall maintain and keep, at the office of the Bond Registrar, registration books for the registration (including the name and address of the registered Holder) and transfer of the Bond. The Bond shall be transferable only upon the registration books maintained by the Bond Registrar, which transfer shall be similarly noted on the registration table attached to the Bond as Schedule B.
 At the written request of the Holder or its attorney or officer duly authorized in writing, and upon presentation of a Bond for transfer, together with a written instrument of transfer satisfactory to the Bond Registrar duly executed by such Holder or attorney or officer and duly authorized in writing, the Bond Registrar shall cause the Bond to be transferred on the registration books, and the Bond Registrar shall note such transfer on the registration table attached to the Bond.

    If the Bond is transferred, the person acting as Bond Registrar prior to such transfer will continue to serve and act as Bond Registrar until a successor Bond Registrar has been appointed by the Issuer and has accepted the duties and responsibilities of Bond Registrar.

    The Issuer may deem and treat the person in whose name the Bond is registered upon the registration books as the absolute owner of the Bond, whether the Bond is overdue or not, for the purpose of receiving payment of; or on account of; the principal of and premium, if any, and interest on the Bond and for all other purposes, and all such payments so made to any such registered Holder or upon its order shall be valid and effectual to satisfy and discharge the liability upon the. Bond to the extent of the sum or sums so paid, and neither the Issuer nor any other person shall be affected by any notice to the contrary.

    In the event the Bond is mutilated, lost, stolen or destroyed, the Issuer may execute a new Bond of like date, maturity, interest rate and denomination as that of the Bond mutilated, lost, stolen or destroyed; provided that, in case the Bond is mutilated, such mutilated Bond shall first be surrendered to the Issuer, and in the case the Bond is lost, stolen or destroyed, there shall be first finished to the Issuer evidence of such loss, theft or destruction satisfactory to the Issuer, together with indemnity satisfactory to the Issuer. The Issuer may charge the Holder the fees and expenses of the Issuer, if any, in connection with the foregoing.

    SECTION 2.6. Limited Liability of the Issuer. THE PROVISIONS OF THIS SECTION, THE BOND AND THE INTEREST ON IT ARE LIMITED OBLIGATIONS OF THE ISSUER, THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON WHICH ARE PAYABLE SOLELY FROM THE COLLATERAL DESCRIBED IN SECTION 2.7 HEREOF AND PROCEEDS FROM THE BOND INSURANCE AGREEMENT OR THE MONIES DEPOSITED BY THE ISSUER HEREUNDER OR FROM COLLATERAL PLEDGED UNDER THE DOCUMENTS. NEITHER THE BOND NOR THE INTEREST THEREON SHALL EVER CONSTITUTE AN INDEBTEDNESS OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE, THE DEPARTMENT, THE ISSUER, OR ANY PUBLIC BODY OR OTHER PUBLIC INSTRUMENTALITY WITHIN THE MEANING OF ANY CONSTITUTIONAL OR CHARTER PROVISION OR STATUTORY LIMITATION, AND NEITHER SHALL EVER CONSTITUTE OR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE STATE, THE DEPARTMENT, THE ISSUER, OR ANY PUBLIC BODY OR OTHER PUBLIC
INSTRUMENTALITY.   THE BOND DOES NOT CONSTITUTE AN INDEBTEDNESS TO WHICH THE
FAITH AND CREDIT OF THE STATE, THE DEPARTMENT, THE ISSUER OR ANY PUBLIC BODY OR OTHER PUBLIC INSTRUMENTALITY IS PLEDGED.

    No covenant or agreement contained in the Bond or in any of the other Documents shall be deemed to be the covenant or agreement of any Agent of the Issuer in his or her individual capacity.

    It is recognized that no Holder shall have a Claim against the Issuer for damages suffered by such Holder as a result of the failure of the Issuer, while acting in good faith, to perform any covenant, undertaking or obligation under this Financing Agreement, the Bond or any of the other Documents, nor as a result of the incorrectness of any representation made in good faith by the Issuer in the Documents. Although this Financing Agreement recognizes that the Documents shall not give rise to any pecuniary liability of the Issuer, nothing contained in this Financing Agreement shall be construed to preclude in any way any action or proceeding (other than that element of any action or proceeding involving a Claim for monetary damages against the Issuer) in any court or before any governmental body, agency or instrumentality or otherwise against the Issuer or any of its Agents to enforce the provisions of any of the Documents.

    SECTION 2.7. Security for the Bond: Assignment by the Issuer to the Lender. In order to secure the payment of the principal of; premium, if any, and interest on the Bond according to their tenor and effect, the performance and observance by the Issuer of all of the covenants expressed or implied herein and in the Bond and the payment and performance of all other of the Issuer's Obligations, the Issuer does hereby grant, bargain, sell, convey, pledge and assign, without recourse, to the Lender, and grants to the Lender and its assigns a continuing security interest in, the following:

        (a) All of the Issuer's right, title and interest in and to and remedies under all of the Documents, and any and all Security referred to in the Documents.

        (b) All right, title and interest in and to and remedies with respect to any and all other property of every description and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security for the Issuer's Obligations, by the Issuer or by anyone on its behalf or with its written consent, to the Lender, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

    PROVIDED, HOWEVER, that there shall be excluded from the assignment set forth above all Reserved Rights of the Issuer.

    With respect to such Security and the security interest granted therein, the Lender and any other Holder shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code.

    SECTION 2.8 Wire Transfer if One Holder. So long as there is one holder of the Bond, all payments of principal, premium and/or interest on the Bond shall be made, if the Holder of the Bond gives Notice, by wire transfer. The parties hereto acknowledge that the initial Holder of the Bond hereby gives Notice to make all such payments by wire transfer as follows:

                  Mercantile-Safe Deposit & Trust Company,
                          Account Number 27704-10,
                           ABA Number 052-000-18;
                  Contact: Philip Enstice, Vice-President.

    SECTION 2.9 Conditions Precedent to the Issuance and Purchase of the Bond. The obligations of the Issuer to issue the Bond and the Lender to purchase the Bond are subject to the satisfaction of the following conditions, in the sole discretion of the Lender.

    The Lender shall receive:

          (a)  The fully executed and authenticated Bond,
          (b) The fully executed Bond Insurance Agreement and Lease Insurance Agreement,
          (c) The fully executed Lease and an Estoppel Certificate of the Landlord certifying as to the form of the Lease and to its knowledge of any defaults thereunder,
          (d)  The fully executed Sublease,
          (e)  The fully executed Construction Management Agreement,
          (f) The fully executed. Agreement to Complete from the General Contractor,
          (g) The filly executed counterpart of Assignment of Architect's Contract and Agreement to Complete,
          (h)  A fully executed counterpart of this Financing Agreement,
          (i)  A fully executed Facility User's Deed of Trust,
          (j)  A fully executed Assignment of Leases,
          (k)  A fully executed Issuer's Deed of Trust,
          (1) Opinions of counsel to the Issuer, Bond Counsel, the Facility User and the Authority in form and substance acceptable to Counsel to the Lender,
          (m) Financing Statement searches with respect to the Facility User which reflect no liens or encumbrances unacceptable to the Lender,
          (n) Financing Statements as are deemed necessary by counsel to the Lender to perfect any security interest granted hereunder or under the other Documents,

          (o) Written evidence satisfactory to it from the Architect as to the availability of utilities (including adequate water, storm water, sewer, sanitary sewer, electricity, and gas, if required by the Plans) adequate to serve the Space,
          (p) A copy of a Phase 1 environmental report with respect to the Building reasonably satisfactory to the Lender,
          (q) An estoppel certificate of the Landlord confirming the form of the Lease and certain other matters as may reasonably be required by the Lender, and
          (r)  Such other documents as the Lender may reasonably request


                                 ARTICLE III

                           SECURITY FOR THE BOND


    SECTION 3.1 Security Documents. The Bond shall be secured by the following documents and interests:

          (a) An Assignment of Leases pursuant to which the Issuer assigns and transfers to the Holder of the Bond all of its right, title and interest in and to all Leases with respect to the Space, as now in effect or as hereafter modified, including the Sublease and any other subleases with respect to the Space (excluding any Lease with respect to a portion of the Building which is obtained for the benefit of any agency of the State of Maryland) and the benefit of the Lease Insurance Agreement.

          (b) The Issuer's Deed of Trust, pursuant to which the Issuer assigns and transfers to the Holder of the Bond, as security for the Bond, its right, title, and interest under the Lease.

          (c) The Facility User's Deed of Trust pursuant to which the Facility User assigns and transfers (a) its right, title and interest in the Sublease and all rights of assignment thereof; and (b) all of its right, title and interest in and to any further subleases or assignments of any portion of the Space or any other space leased with respect to the Building, respectively; provided, however, that the Holder of the Bond will not unreasonably withhold its consent to the modification of the Lease or the Sublease into separate leases or subleases so long as all leases or subleases relating to the Space improved with the proceeds of the Bond are subject to the Documents securing the Bond and such Space can be operated independently of any space subject to leases or subleases which are not subject to the Documents securing the Bond; provided further that the Holder of the Bond shall not foreclose under the Facility User's Deed of Trust if no default exists under the Sublease.

          (d)  The Bond Insurance Agreement.

    SECTION 3.2. Reserve Fund.

          (a) City Share of Reserve Fund. On the date hereof; either (1) the Facility User will deposit cash, or (2) the Issuer shall deposit or cause to be deposited by the City, in an account maintained in the names of the Holder of the Bond and the Issuer at a federally-insured financial institution approved by the Issuer, the Authority and the City, the sum of $250,000 (the "Reserve Fund").

          At the option of the Facility User, the Facility User may, in lieu of cash, deliver to the Holder of the Bond a letter of credit in form and issued by a federally insured financial institution acceptable to the Holder of Bond, in its sole discretion, (the "City Contribution LOC") in the amount of $250,000 with a term of not less than six months. Upon the earlier of (a) ten days prior to the expiration of the City Contribution LOC, (b) the date of submission of the requisition for the final holdback due under the Construction Management Agreement with respect to the Space, and (c) the occurrence of an Event of Default hereunder, the Issuer or the Holder shall draw the sum of $250,000 under the City Contribution LOC and deposit such sum into the Reserve Fund.

          The City Contribution LOC and any fluids deposited by the Facility User in the Reserve Fund in lieu of the City Contribution will be released and returned to the Facility User upon deposit by the Issuer of proceeds of a $250,000 City Contribution into the Reserve Fund. The cash contributed by Osiris shall be paid directly to the Issuer. Otherwise, the City Contribution LOC and any deposit of the Facility User shall not be released without the written approval of the Issuer, the Authority and the Holder of the Bond.

          (b) Issuer Share of Reserve Fund. On the date hereof; the Disbursement Agent shall draw from the proceeds of the Bond the amount of $250,000 and deposit such proceeds into the Reserve Fund.

          (c) Investment of Reserve Fund. Prior to the occurrence of an Event of Default, the Reserve Fund shall be invested in Permitted Investments having a maturity not in excess of six (6) months. All investments of the Reserve Fund shall be made at the direction of the Facility User, with the approval of the Authority, the Issuer and the City which approval shall be deemed given if no response is received within five (5) days after a request for approval. The Lender shall promptly cooperate with the Issuer to facilitate such investments and agrees not to direct investment of the Reserve Fund. After the occurrence of an Event of Default, Lender may require all investments to be liquidated and that the Reserve Fund be invested in Permitted Investments having a maturity of not in excess of thirty (30) days and may direct such investments without the consent of the Authority, the City or the Issuer.

          (d) Withdrawals. So long as no Event of Default has occurred hereunder, the Issuer shall withdraw interest earnings or other income received on the Reserve Fund monthly (or less often as the Issuer may determine) which amounts shall thereafter be and become the property of the Issuer. Withdrawals from the Reserve Fund must be made by the joint signature of the Issuer and the Holder of the Bond. The Holder shall not delay approval of withdrawals permitted under this paragraph (d). The Holder of the Bond shall not be responsible for any loss due to any trade or exchange of securities in the Reserve Fund which is required to fluid payments provided for hereunder or otherwise permitted under paragraph (c) above.

          (e) Pledge of Reserve Fund The City and the Issuer, as applicable, hereby pledge, assign, transfer and grant a security interest in the Reserve Fund to the Holder of the Bond as security for the performance of the Issuer's Obligations and agree, subject to the terms hereof; that the Holder of the

Bond shall have all the rights and remedies of a secured party with respect to the Reserve Fund upon the occurrence of an Event of Default hereunder.

          (f) Use of Reserve Fund Upon the occurrence of an Event of Default hereunder, the Holder of the Bond may, at its discretion, upon fifteen days' notice to the Authority, the City and the Issuer, either (i) withdraw funds from the Reserve Fund to cure such Event of Default, in which event the positions of the parties hereunder will be restored as if no such Event of Default occurred, or (ii) withdraw such fluids and apply such fluids to reduce the amount due with respect to the Bond, in a manner determined by the Holder thereof; in its sole discretion, or (iii) retain such fluids and disburse such fluids to pay the costs of any modifications to the Space required to obtain a tenant for such Space on terms and conditions satisfactory to the Authority, the Issuer and the City, which approvals shall not be unreasonably withheld or delayed, or (iv) withdraw such fluids to make payments of interest and principal on the Bond, when and as due and payable. The Issuer consents to all such withdrawals and appoints the Lender as attorney-in-fact for the purpose of consenting to such withdrawals, which appointment is coupled with an interest and is irrevocable.

    Notwithstanding the above, provided that the conditions set forth below are and continue to be fulfilled, the Holder of the Bond will utilize the proceeds of the Reserve Fund as provided in (f) (iii) or (f) (iv) above, as requested by the Authority, the Issuer and the City (which approval of the City shall not be unreasonably withheld or delayed).

          (i) There are no uncured monetary defaults under the Bond and the Documents.

          (ii) The amount of insurance under the Insurance Agreements with respect to the Bond equals or exceeds the outstanding principal and sixty days' accrued and unpaid interest on the Bond.

          (iii) No event of default has occurred under the Insurance Agreement and the Authority has not failed to pay any claim with respect to any other insurance obligation when and as due and payable (other than as a result of a good faith dispute as to the liability, if any, of the Authority with respect thereto).

          (iv) To the extent that draws are being made to pay for the costs of renovation of the Space,

               (1) Such work is being performed by a contractor which is acceptable to the Holder of the Bond, in its reasonable discretion.

               (2) Sufficient funds or commitments to fund all of the costs of such work are available in a form acceptable to the Holder of the Bond, in its reasonable discretion.

               (3) Such funds are being disbursed as work progresses under arrangements acceptable to the Holder of the Bond, in its reasonable discretion.

          (g) Final Disbursement of Reserve Fund. Within sixty (60) days after payment in full of the Bond, the outstanding balance of the Reserve Fund shall be withdrawn by the Issuer and disbursed as follows:

               (i) Fifty percent of such balance shall be paid to the Department,

               (ii) Fifty percent of such balance shall be paid to the City, or if the Facility User funded the City Contribution and such contribution has not been refunded to the Facility User to (a) the Facility User if the Facility User has not defaulted under the terms of the Sublease, or, otherwise (b) to the Department.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES;
                           FINDINGS BY THE ISSUER

    SECTION 4.1. Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties:

          (a) Authorized Issuer. The Issuer is a body corporate and politic and a public instrumentality of the State. Under the provisions of the Act, the Issuer has the power to issue the Bond and to enter into this Financing Agreement and the other Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder.

          (b) Necessary Actions. By proper action, the Issuer has duly adopted the Resolution, and the Issuer has duly authorized the execution and delivery of the Bond, this Financing Agreement and each of the other Documents executed and delivered by it, and the Bond, this Financing Agreement and such other Documents are valid and binding agreements of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to laws affecting creditors' rights generally and equitable principles.

          (c) Compliance With Laws. The Issuer is not in violation of any laws of the State which would affect its existence or its ability to issue and sell the Bond, to enter into any of the Documents, or to perform any of the Issuer's Obligations.

          (d) No Conflicting Agreements. The execution, delivery and performance of the Bond, this Financing Agreement and the other Documents executed and delivered by the Issuer and the performance of the Issuer's Obligations do not, and will not, conflict with any charter or by law provision of the Issuer or any agreement' mortgage, covenant, law, or order by which the Issuer is bound.

    SECTION 4.2. Findings by the Issuer. The Issuer hereby confirms its findings contained in the Resolution.

    SECTION 4.3. MICRF Grants and MICRF Loan. (a) In order to obtain additional financing for the improvement of the Facility, the Issuer has applied for and has been granted from the Department the MICRF Grants. As a precondition to receiving the MICRE Grants, pursuant to this Agreement and a Regrant Agreement, the Issuer has deposited or is required to deposit upon receipt' the proceeds of the MICRF Grants into the Project Fund.

          (b) In addition, in order to obtain additional financing for the improvement of the Facility, the Issuer has applied for a loan in the maximum amount of $50,000 (the "MICRF Loan") which has been approved by the Department. As a precondition to receiving the MICRF Loan, pursuant to this Agreement and a Loan Agreement, the Issuer has deposited the proceeds of the MICRF Loan directly into the Project Fund. If the proceeds of the MICRF Loan are not available as of the date hereof; and the Holder of the Bond, in its sole discretion, consents, the Issuer, upon release of such Loan proceeds, shall cause the Department to deposit the proceeds of the MICRF Loan directly into the Project Fund.

                                  ARTICLE V

                           COVENANTS OF THE ISSUER

    SECTION 5.1. Covenants of the Issuer. The Issuer hereby covenants and agrees as follows:

          (a) Maintenance of Existence: Compliance with Laws. The Issuer will not take any action towards dissolution unless it has assured the assumption of its obligations under this Financing Agreement and the other Documents by any other person succeeding to its powers; and it will comply with all laws applicable to this Financing Agreement or any of the other Documents.

          (b) Further Instruments and Actions. The Issuer will from time to time execute and deliver such further instruments and take such further actions as may be reasonable and as may be required to carry out the purpose of this Financing Agreement; provided, however, that no such instruments or actions shall pledge the credit or taxing power of the State, the Issuer, or any public body or other public instrumentality or require the Issuer to incur any pecuniary obligations.

          (c) Priority of Pledge. Except for the assignment to the Lender under this Financing Agreement the Issuer will not sell, lease or otherwise dispose of or encumber its interest in any part of the security for the Bond, and will cooperate in causing to be discharged any Encumbrances created by it with respect to any of the security for the Bond.

          (d) Books and Documents Open to Inspection. The Issuer shall, to the extent required and permitted by law, within a reasonable time after request, open any and all of its books and documents in its possession relating to the Facility, if any, during the normal business hours of the Issuer, to such accountants or other persons as the Lender or the Authority may from time to time designate.

          (e) Lease. The Issuer shall (i) comply with all the terms of the Lease required of it in its role as tenant, (ii) provide the Lender, the City and the Authority with notices of events of default under the Lease, and
(iii) notify the Lender, the City and the Authority promptly upon receipt of a Notice from the Landlord of the Landlord's intent to exercise any remedies thereunder.

          (f) Sublease. The Issuer shall (i) comply with all the terms of the Sublease required of it in its role as Landlord, (ii) provide the Lender and the Authority with notice of events of default under the Lease or the Sublease, (iii) notify the Lender and the Authority promptly upon receipt of Notice from the Facility User of the Facility User's intention to exercise any option to lease additional space, extend the

Sublease or purchase the Building; and (iv) not exercise any option of the Issuer under the Lease unless the Facility User has exercised the corresponding option under the Sublease to extend the Lease, to lease additional space, or to purchase the Building and has satisfied all requirements of the Sublease, to the extent applicable to the exercise of such option.

          (g) No Encumbrances. Except as contemplated hereby, the Issuer shall not assign, pledge, assign or encumber or permit any lien or encumbrance to be placed upon all or any part of its interest in the Space, the Lease, the Sublease or the Reserve Fund.

                                ARTICLE VI

                      APPLICATION OF BOND PROCEEDS

    SECTION 6.1 Project Fund. (a) The Issuer hereby creates a Project Fund and a Bond Fund hereunder which shall be maintained by the Disbursement Agent. The following amounts shall be deposited into the Project Fund:

               (i) An amount equal to $25,000 of the City Contribution shall be paid into the Project Fund. The remaining portion of the City Contribution shall be paid directly into the Reserve Fund.

               (ii) The Issuer shall deposit the proceeds of the MICRF Grants.

               (iii)The Issuer shall deposit the proceeds of the MICRF Loan.

               (iv) The Facility User shall deposit the Osiris Contribution.

               (v) The Facility User shall deposit all other amounts required to be deposited by it hereunder into the Project Fund.

          (b) Upon receipt, the Disbursement Agent shall deposit into the Bond Fund any Bond proceeds received from the Holder of the Bond.

    SECTION 6.2 Completion of Work. The Issuer agrees that it will improve the Space, the Building and the Land in accordance with the Plans. The Plans have been approved by the Issuer, the Facility User, the Architect, the General Contractor and the Landlord and authenticated by authorized signatures of all of the above and of all governmental authorities having jurisdiction; one copy of the Plans, so authenticated, is to be delivered to the Lender. No changes (other than field changes which are approved by the Architect and do not affect the GMP) shall be made in the Plans without the prior written approval of the Facility User, the Architect, the General Contractor, and of any governmental authorities having jurisdiction for which approval is legally required; provided that no such change shall be effective unless the Facility User deposits in the Project Fund fluids necessary to pay any increase in the GMP or in the other costs of the work as a result of the changes which shall be part of Osiris' Required Investment (hereinafter defined). No work other than that shown in the Plans shall be authorized or undertaken in the construction of said improvements without the prior written consent of the Facility User, the Lender and the General Contractor. The cost of the work shall include all costs of construction and all other costs both direct and indirect.

    SECTION 6.3 No Liability to Third Parties. The issuance of the Bond shall not in any way be construed as obligating the Lender to any person for the payment of any expense incurred with respect to the Facility. The Disbursement Agent and Lender shall not in any event be responsible or liable to any person other than the Issuer for the advance of or failure to advance Bond proceeds, or any part thereof

    SECTION 6.4 Additional Funds. The Facility User agrees that prior to the first advance (and from time to time in the event of change in the GMP or if interest during construction, Architect's fees and expenses, issuance costs or Disbursement Agent's Fees and Expenses exceed the allocations to pay such costs), that immediately upon demand from the Disbursement Agent or the Lender, it will deposit into the Project Fund, the funds hereinafter sometimes called the "Osiris Required Investment"), if any, necessary to pay the amounts due under the Construction Management Agreement, all interest on the Bond during construction, the Architect's fees and expenses, Issuance Costs, Disbursement Agent Fees and Expenses and interest during construction in excess of the amounts on deposit in the Project Fund and available from the proceeds of the Bond. The General Contractor shall, with each requisition notify the Disbursement Agent of the estimated amount of additional Osiris' Required Investment (if any) which is necessary to pay the costs as provided above. When determining the amount of the Osiris' Required Investment hereunder, the General Contractor shall not include funds in the Reserve Fund. The Osiris' Required Investment shall be deposited into the Project Fund, from time to time. Upon receipt of a requisition, the Disbursement Agent shall promptly demand payment of the additional Osiris' Required Investment (if any), and the Facility User shall deposit said amount into the Project Fund immediately upon demand therefor by the Disbursement Agent or the General Contractor.

    SECTION 6.5 Non-Assignability. This Agreement is executed for the sole benefit of the Lender as additional security for the Bond, and no right to the benefits of this Agreement or to any advances of the Bond shall be assignable, in whole or in part, except upon written consent by the Lender.

    SECTION 6.6 Bond Proceeds. Lender shall disburse proceeds of the Bond as and when requested by the Disbursement Agent within two (2) business days after any request therefor, so that the Disbursement Agent may make disbursements required under Sections 6.7 and 6.9 hereunder and to fund the Reserve Fund.

    SECTION 6.7 Disbursements.

          (a) The Disbursement Agent shall withdraw funds in the Project Fund and/or request the Lender to make an additional advance of funds representing proceeds of the Bond into the Bond Fund in the order and priority established in Section 6.9 hereof: (i) to pay interest on the Bond when due without further authorization or consent of the Issuer, upon receipt of a statement as to the amount of interest due and payable with respect to the Bond, (ii) to pay sums due under the Construction Management Agreement or under the Architect's Agreement pursuant to a requisition therefor, (iii) to pay for the fees and expenses of the Disbursement Agent, and issuance costs and (iv) upon completion of the work free of mechanics' liens and the payment of all costs, the balance of the funds remaining in the Project Fund and any amounts remaining to be drawn under the Bond shall be applied as provided in

Section 6.9 hereof. Upon receipt of Notice of the occurrence of an Event of Default under this Agreement, whether or not declared to be such by the Lender, the Disbursement Agent shall withhold all further advances, but at the sole election of the Authority, if the Authority has agreed to cure all such defaults, or otherwise at the direction of the Lender, in its sole and absolute discretion, the Disbursement Agent shall advance to the General Contractor, subcontractors, laborers, materialmen, or other persons furnishing labor, services, or materials used or to be used on or in the construction of the Facility (including extras approved by the Lender and the Authority), and any balance remaining shall be advanced applied as provided in Section 6.9(b) hereunder.

          (b) Disbursements to pay interest on the Bond shall be made upon receipt of invoices therefor from the Holder of the Bond and may be made monthly. Disbursements to pay the fees and expenses of the Architect shall be included in requisitions for construction costs but shall be limited to the amount allocated to Architect's Fees and Expenses in Section 6.8 below unless the Facility User shall deposit additional funds in the Project Fund upon a request made hereunder. Other disbursements shall be made on monthly requisitions in the form of Exhibit 4 signed by the General Contractor and the Architect and accepted by the Facility User (which shall not be unreasonably withheld or delayed), setting forth construction costs as allocated in the Guaranteed Maximum Price in trade breakdown form, showing percentage of completion, the amounts expended or costs incurred for work done and necessary material delivered to the site and incorporated in the work since the previous requisition, and in such detail as normally provided by the General Contractor. The requisition shall provide that advances for construction costs (exclusive of general conditions) shall not be more than ninety percent (90%) of the amount requisitioned until the work is fifty (50%) percent completed and thereafter may not exceed ninety five percent (95%) of the contracted amount of the item until the work with respect thereto has been completed and accepted by the General Contractor and the Architect. All advances will be made to the General Contractor, the Architect or other party entitled thereto or, if the General Contractor so directs, directly to the subcontractors or material suppliers. The Facility User shall not be obligated to execute a requisition for the final holdback of advances to the General Contractor unless the requisition has attached (i) final releases of liens by the General Contractor and all material subcontractors, suppliers and persons or entities entitled to file a mechanic's lien as certified by the Construction Manager, (ii) an Estoppel Certificate from the Issuer and the Facility User accepting the Space as substantially complete which the Issuer and the Facility User agree not to unreasonably withhold or delay, and (iii) a Certificate of Use and Occupancy for the entire Space. Upon receipt and approval of a Requisition by Lender, the Disbursement Agent shall have a period of three (3) business days after receipt of funds from the Holder of the Bond within which to pay such requisition after it is duly submitted, and two (2) business days in which to request any necessary funds from the Holder of the Bond. All disbursements are to be made in the City of Baltimore, or at such place as the Disbursement Agent shall designate. Upon payment of the Final Requisition for Construction Costs, the Holder of the Bond shall pay all remaining Bond proceeds to the Disbursement Agent and the Disbursement Agent shall pay all remaining fees and expenses due to the Disbursement Agent and shall disburse the balance of the funds in the Project Fund as provided in Section 6.9 hereunder.

          (c) The following shall be a condition precedent to the first construction disbursement (except to the extent waived by the Lender):

               The Disbursement Agent shall have received the confirmation from the Lender that it has purchased the Bond, the amount of the Bond, and the manner in which requests for funds are to be made, which shall be reasonably satisfactory to the Disbursement Agent and the Lender.

          (d) The following shall be conditions precedent to each construction advance:

               (1) The Facility User shall have delivered to the Disbursement Agent with each request for an advance, a requisition in the form attached as Exhibit 4 hereto covering the advance requested.

               (2) The Disbursement Agent has not received Notice from the Lender that any of the following conditions have not been fulfilled:

                    (A) All improvements made prior to and including the date of the current requisition shall have been completed in a manner acceptable to the Architect, which acceptance shall not be unreasonably withheld or delayed.

                    (B) The Facility User shall have been furnished with waivers of liens as to the Architect, the General Contractor and Trade Contractors as required under the Construction Management Agreement or the Architect's Agreement delivered through the period covered by the previous requisition, which waivers shall have been furnished prior to the thirtieth
(30th) day after the date of advance of the preceding requisition, or shall be filed prior to advance of the current requisition, whichever date shall first occur.

                    (C) The General Contractor shall have certified that it has no reason to believe an additional Osiris' Required Investment is necessary. In the event General Contractor cannot make such a certification, whether by reason of changes in the Plans, or for any reason whatsoever, the General Contractor will certify the amount of additional Osiris' Required Investment sufficient to enable the General Contractor to make such certification.

          (e) The following shall be a condition precedent to any advance other than the initial advance and the Disbursement Agent shall not make any disbursement if it receives Notice from the Lender or the Issuer that any of the following conditions have not been fulfilled:

               (1) All documents required by the Lender or the Issuer to be recorded or filed, have been recorded or filed. Issuer and Lender agree that they will not require the recordation of the Lease, the Sublease, the Issuer's Deed of Trust, the Assignment of Leases, the Facility User's Deed of Trust, or any instrument which, under Maryland law, would allow a clerk of the Circuit Court for Baltimore City to require recordation of any of the foregoing.

               (2) All opinions and other due diligence with respect to the security pledged hereunder and the issuance, delivery and performance of the Documents by the parties thereto have been delivered to the Issuer, the Lender and the other parties hereto.

          (f) Advances for Construction Costs and Architects Fees and Expenses shall be made not more frequently than monthly.

          (g) The General Contractor and the Architect agree to include costs heretofore paid to the General Contractor by the Facility User in the initial requisition for Construction Costs. Such amount shall be disbursed to the Issuer.

    SECTION 6.8 Allocation of Funds. The amounts in the Project Fund and the Bond Fund shall be allocated to the following uses. Each Requisition shall set forth the amount requisitioned and the amount paid to date from each allocation.

                                  Amount

    Interest during               $ 70,000
    construction

    Architect Fees and            $ 85,000
    Expenses

    Disbursement Agent Fees       $ 5,000
    and Expenses

    Costs of Issuance             $ 100,000

    Construction Costs            $3,961,115

    Reserve Fund                  $ 250,000

    The funds above can be reallocated only at the written direction to the Disbursement Agent from the Lender and the approval of the Facility User. If any allocation is insufficient to fund a request for disbursement and the Facility User will either obtain approval for the reallocation of amounts or pay additional sums into the Project Fund to fund any allocation in accordance with Section 6A. The portion of the City Contribution deposited into the Project Fund shall be deemed to be allocated for payment of Construction Costs.

    SECTION 6.9 Disbursements of Project Fund and Bond Fund.

          (a) Disbursements hereunder shall be made from the sources in the following order of priority:

               FIRST, the disbursements for the initial Three Million One Hundred Thousand Dollars ($3,100,000) shall be made from the Bond Fund,

               SECOND, disbursements shall be made from funds in the Project Fund and additional deposits of Osiris' Required Investment, if any, required to be made hereunder.

          (b) Amounts remaining shall be disbursed in accordance with a Closing Requisition in the form of Exhibit 5 hereto. The parties hereto (other than the Disbursement Agent) agree that such funds shall be disbursed as follows:

               FIRST, to the Facility User to the extent of the Facility User's deposits in the Project Fund exceed $450,000,

               SECOND, as directed by the Lender with the approval of the Issuer, the City, the Authority and the Department.

    SECTION 6.10 Improvement of the Facility. The Issuer hereby covenants and agrees with the Lender that:

          (a) Improvement of the Facility. It will cause the improvement of the Facility for which it is responsible pursuant to the Lease to be prosecuted with diligence and continuity and will complete such improvement of the Facility, free and clear of Encumbrances and free and clear of claims in connection with materials supplied or labor or services performed in connection with such improvement of the Facility.

          (b) Building Permits. All necessary building and other governmental permits have been obtained with respect to such improvement of the Facility or will be obtained prior to commencing the particular work for which they are required.

          (c) Compliance With Restrictions, etc. It will comply with all applicable building restrictions, zoning ordinances, building codes, and other governmental regulations applicable to such improvement of the facility.

          (d) Payment of Contractors. It will promptly pay all contractors and materialmen which it contracts for such improvement of the Facility the amounts justly due to them.

    SECTION 6.11 Investment of the Project Fund

          The Project Fund shall be invested in the Federated Automated Government Money Trust or such other treasury fund available to the Disbursement Agent. Investment earnings shall be retained therein.

                               ARTICLE VII

                     REPRESENTATIONS OF FACILITY USER

    The Facility User hereby represents and warrants to the Lender and the Disbursement Agent as follows:

    SECTION 7.1. Organization and Authority; Conflicting Laws and Agreements. The Facility User is a corporation duly organized and existing and is in good standing under the laws of the State of Delaware, has full and adequate corporate power to own its property and to carry on its business as now conducted, is duly licensed or qualified to do business in all jurisdictions where in the nature of its business or the character of its properties requires such licensing or qualification and has full right, power and authority to enter into this Agreement and the Documents, and to perform each and all of the matters and things provided for in this Agreement and the Documents; and this Agreement and the Documents do not, nor will the performance or observance by the Facility User of any of the matters or things provided for in this Agreement, or the Documents, contravene, conflict with or in any way be restricted by any law, rule or regulation or order of court applicable to the Facility User, or any of its businesses, operations or properties or any provision of any organizational document of the Facility User or any mortgage, indenture, contract or agreement of or affecting the Facility User or any of its respective properties.

    SECTION 7.2 Subsidiaries. Each subsidiary (if any) is duly organized and existing as a corporation and is in good standing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified in all jurisdictions wherein the nature of its business or the character of its properties requires such licensing or qualification. A majority of the outstanding capital stock of all subsidiaries has been validly issued, is fully paid and nonassessable and is owned by the Facility User or one or more of the subsidiaries, free and clear of all liens, security interests and encumbrances except as noted in the financial statements. All subsidiaries of the Facility User are listed in Exhibit 6 hereto, and neither the Facility User nor any Subsidiary conducts business under any other name, except as may be indicated on
Exhibit 6.

    SECTION 7.3 Financial Statements. The consolidated financial statements of the Facility User and its subsidiaries prepared by Coopers & Lybrand for the fiscal year ended December 31, 1993, which have heretofore been furnished to the Authority and the Lender, are complete and correct and fairly present consolidated financial condition of the Facility User and its subsidiaries as of said date and the results of their operations for the periods covered thereby, all in accordance with generally accepted accounting principles consistently applied throughout. Neither the Facility User nor any of its subsidiaries has any liabilities which are material to the Facility User and such subsidiary, direct or indirect, fixed or contingent, other than as indicated in said financial statements, except for those (if any) previously disclosed in writing to the Authority and the Lender.

    SECTION 7.4 Litigation: Tax Returns; Governmental Approvals. There is no litigation or governmental proceeding pending, nor to the knowledge of the Facility User threatened, against the Facility User or any Subsidiary which, if adversely determined, would result in any material adverse change in the financial condition, properties, business or operations of the Facility User or any of its Subsidiaries or the performance by the Facility User of its obligations hereunder or under the Documents, except as previously disclosed in writing to the Lender and the Authority. All federal, state and local income tax returns of the Facility User for the fiscal year ended December 31, 1994, and for all fiscal years ended prior to said date, have been filed with the appropriate taxing authorities, and all taxes shown due thereon have been timely paid. There are no objections to or controversies in respect of any of the income tax returns of the Facility User and its subsidiaries for any fiscal year ended after said date pending or threatened, except for those (if any) previously disclosed in writing to the Authority, and the Lender, the Facility User warranting that such disclosures are true and accurate as of the date hereof. No authorization, consent, approval, license, exemption, filing or registration from or with any court or governmental department, agency or instrumentality, is or will be necessary for the execution, delivery or performance by the Facility User of this Agreement or the Documents.

    SECTION 7.5 Enforceability. This Agreement is, and the Documents when executed and delivered in accordance with the terms of this Agreement will be, legal, valid and binding obligations of the Facility User and enforceable against the Facility User in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor's rights and by general principles of equity.

    SECTION 7.6 No Defaults. The Facility User is and will remain in full compliance with all of the terms and conditions hereof and of the Sublease, and no Event of Default has occurred and is continuing.

    SECTION 7.7 ERISA. The Facility User and its subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") as amended, to the extent applicable to them or to any plan, including both single employer and multi-employer plans subject to Title IV of ERISA and established or maintained for employees or former employees of the Facility User, any subsidiary or any member of the "controlled group" (as defined in ERISA) (such a plan being hereinafter referred to as a "Plan"). Neither the Facility User nor any of its subsidiaries has received any notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency, and no "reportable event" (as defined in ERISA) has occurred and is continuing. Except as specifically otherwise disclosed in any information given to the Bank, the present value of all vested benefits (determined on PBGC-guaranteed benefits and using PBGC interest and mortality assumptions) under all single-employer Plans maintained by the Facility User or a commonly-controlled entity does not, as of the most recent valuation date, exceed the value of the assets of such Plans allocable to such benefits.

    SECTION 7.8 Bankruptcy. Neither the Facility User nor any subsidiary of the Facility User is now or has ever been the subject of voluntary or involuntary bankruptcy, insolvency or similar proceedings in any jurisdiction.

                                 ARTICLE VIII

                          COVENANTS OF FACILITY USER

    SECTION 8. Covenants. So long the Bond remains outstanding, the Facility User hereby covenants and agrees with the Lender as follows:

    SECTION 8.1.1 Payment of Taxes and Other Claims. The Facility User will, and will cause each Subsidiary to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, judgments, assessments and governmental charges levied or imposed upon the Facility User or any Subsidiary or upon the income, profits or property of the Facility User or any Subsidiary and (b) all lawful claims for labor, materials and supplies which if unpaid might by law become a lien upon the property of the Facility User or any Subsidiary; provided, however, that the Facility User shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested diligently and in good faith by appropriate proceedings and for which the Facility User or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto and the Facility User shall not be responsible for the failure of the Construction Manager to pay any tax unless the Facility User directs or instructs the Construction Manager to do so.

    SECTION 8.1.2 Corporate Existence. The Facility User will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, organizational status and good standing in the state of its organization and in every other jurisdiction where the character of its properties or the nature of its business requires it to qualify to do business, as well as the rights (charter and statutory) and franchises of the Facility User.

    SECTION 8.1.3 Maintenance of Insurance. In addition to the specific requirements in the Documents, the Facility User will maintain, and will cause each Subsidiary to maintain, insurance coverage as required under the Sublease and other insurance coverage by good and responsible insurance underwriters in such forms and amounts and against such risks as are customary for companies engaged in similar businesses.

    SECTION 8.1.4 Financial Information and Reports. The Facility User will, and will cause each Subsidiary to, employ generally accepted accounting principles, applied on a consistent basis, and furnish to the Lender and the
Authority:

         (a)  As soon as available and in any event within one hundred twenty
(120) days after the last day of each fiscal year, consolidated and consolidating financial statements which have been examined by Coopers & Lybrand or another firm of independent public accountants of recognized standing selected by the Facility User covering the operations of the Facility User and its Subsidiaries as of the end of such year and a consolidated and consolidating statement of earnings, shareholders' equity and changes in financial position for the Facility User and its Subsidiaries for the year then ended, each on a comparative basis with corresponding financial statements for the preceding fiscal year, which financial statements shall include a balance sheet of the Facility User as of the end of such fiscal year and a statement of earnings and surplus of the Facility User for such fiscal year and shall be accompanied by a report of such independent public accountants stating in substance that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout (except for changes in application in which such accountants concur) and that the examination of accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of accounting records and other auditing procedures as such accountants considered necessary or advisable under the circumstances;

         (b) Promptly upon any officer of the Facility User learning of the same, Notice of the occurrence of any Event of Default and Notice of the commencement of any proceeding under the Federal Bankruptcy Code or any other federal, state bankruptcy, insolvency, receivership or similar law or rules with respect to the Facility User, any Subsidiary, or any portion of any of their assets.

         (c) Promptly after any distribution thereof, copies of all annual or quarterly reports prepared in connection with any publicly held securities or debt issued by the Facility User or any subsidiary.

    SECTION 8.1.5 Liens. The Facility User covenants that it will not create, assume or suffer to exist any lien, security interest or encumbrances upon the Sublease or any interest therein except:

         (a) liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

         (b)  liens and security interests under the Documents.

    SECTION 8.1.6 Other Covenants

         (a) Employment Count. Upon request, but no more frequent than twice annually, supply the employment count at the Facility User's premises to the Authority.

         (b) Equal Employment Prohibit discrimination on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed, or natural origin, or (ii) sex or age, except when sex and age constitutes a bona fide occupational qualification, or (iii) the physical or mental disability of a qualified individual with a disability. Upon the request of the Authority or the Department, the Facility User will (to the extent not prohibited by law) submit to it information relating to its operations, with regard to political or religious opinion or affiliation, marital status, physical or mental disability, race, color, creed, sex, age or national origin on a form to be prescribed by the Department.

         (c) Drug and Alcohol Free Workplace. Make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from its workplace during the term of this agreement. Specifically, the Facility user shall:

              (i) Prohibit the unlawful manufacture, distribution, dispensation, possession, or use of drugs in its workplace;

              (ii) Prohibit its employees from working under the influence of alcohol or drugs;

              (iii) Not hire or assign to work on an activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

              (iv) Promptly inform the appropriate law enforcement agency or every drug related crime that occurs in its workplace if it or its employee has observed the violation or otherwise has reliable information that a violation has occurred; and

              (v) Notify employees that drug and alcohol abuse is banned in the workplace, impose sanctions on employees who abuse drugs and alcohol in the workplace, and institute steps to maintain a drug and alcohol free workplace.

         (d) Insurance on Completion. Upon completion of construction or upon occupancy, whichever shall first occur, the Facility User shall obtain and deliver to the Lender and the Issuer evidence of insurance required under the Sublease and under Section 9.2 hereof.

    SECTION 8.1.7. Construction Covenants. The Facility User shall:

         (a) Not unreasonably withhold or delay any consent or approval to any Requisition or certificate required to be given or delivered hereunder,


         (b) Promptly pay all amounts required to be paid by the Facility User hereunder.

    SECTION 8.2. ERISA. The Facility User will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien or charge against any of their properties or assets, and will promptly notify the Lender of the occurrence of any reportable event (as defined in ERISA) which might result in the termination by PBGC of any Plan or of termination of any such Plan or appointment of a trustee therefor. The Facility User will notify the Lender of its or any subsidiary's intention to terminate or withdraw from any Plan and will not, and will not permit any subsidiary to, terminate any such Plan or withdraw therefrom unless the Facility User or such subsidiary shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC or to the Plan resulting from such termination or withdrawal.

    SECTION 8.3. Obligations of the Facility User Unconditional. The payment and performance by the Facility User of its obligations hereunder and the Documents shall be absolute and unconditional, irrespective of any defense or right of set-off recoupment or counterclaim it might otherwise have against the Disbursement Agent, the Lender, the General Contractor or any other person or entity; and the Facility User shall pay absolute net during the term thereof all payments to be made on account of Sublease and all other payments required hereunder and thereunder, free of all deductions and without any abatement, diminution or set-off whatsoever; provided that payment or performance hereunder shall not be construed as a waiver of any claims of the Facility User.

    SECTION 8.4. Compliance with Laws. The Facility User will, and will cause each Subsidiary to, comply with all applicable federal, state and local laws, rules, ordinances, regulations where noncompliance could have a materially adverse effect on their respective financial conditions, properties, businesses or operations; provided, however, that the Facility User or the affected Subsidiary, as the case may be, may in good faith and by appropriate proceedings contest the applicability or validity of any such law, so long as the Facility User or such Subsidiary is prosecuting such contest diligently and has set aside on its books adequate reserves with respect thereto.

    SECTION 8.5. Hazardous Materials. The Facility User will indemnify and defend the Disbursement Agent and the Lender and hold the Lender and the Disbursement Agent harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Lender and the Disbursement Agent for, with respect to, or as a direct or indirect result of; the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Premises of; any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, regardless of whether or not caused by, or within the control of; the Facility User; provided, however, that nothing herein shall affect any liability of the General Contractor under the Construction Management Agreement If the Facility User receives any notice of (a) the happening of any event involving the use, spill, discharge or clean-up of any Hazardous Material or (b) any complaint from any person or entity, including, but not limited to, the United States Environmental Protection Agency, the Maryland Department of Environment, the City of Baltimore or other Federal. State or local officer or authority with respect to any alleged violation of an Environmental Law (and "Environmental Complaint") then the Facility User shall within ten (10) days of such receipt give both oral and written notice of the same to the Lender and the Disbursement Agent (if its duties remain in effect). Upon obtaining knowledge of an Environmental Complaint from any source and by any means and in the event the Lender and the Disbursement Agent do not have or obtain knowledge that the Facility User is taking diligent steps to cure or correct the same, the Lender and the Disbursement Agent (if its duties remain in effect) shall have the right, but not the obligation, to exercise any of its rights and remedies under this Agreement or to enter onto the Premises properties or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of; or otherwise deal with, any such Hazardous Material or Environmental Complaint. Any and all sums expended by the Disbursement Agent or the Lender for such purposes, together with interest thereon at the rate of nine and five tenths percent (9.5%) per annum (the "Default Rate"), shall be immediately reimbursed by the Facility User upon demand, and shall constitute an obligation which is secured by the Documents.

    SECTION 8.6. Estoppel Certificates. Within ten (10) days after request from the Lender, the Facility User shall certify, in writing, an estoppel certificate in the form reasonably requested by the Lender with respect to the Sublease and the Documents.

    SECTION 8.7. Further Assurances. The Facility User and the Lender from time to time will execute, acknowledge, deliver and record, at the Facility User's sole cost and expense, all further instruments, assignments, financing statements, and assurances as in the opinion of the Facility User's or Lender's counsel may deem be necessary (a) to facilitate the execution of this Agreement,
(b) to secure the rights and remedies under this Agreement and the other Documents, or (c) to transfer to any new Disbursement Agent or Lender, any funds, and powers now or hereafter held hereunder or under the other Documents.

    SECTION 8.8. Books and Records: Inspection. The Facility User shall keep adequate records and books of account with respect to the Property, and its business in accordance with generally accepted accounting principles; and permit the Holder, the Authority and their agents, accountants and attorneys, to visit and inspect the Property and the Building, to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with agents of the Facility User at its offices during normal business, upon reasonable notice, hours and at such other reasonable times and as may be requested by the Holder or the Authority.

    SECTION 8.9. Consent to Jurisdiction: Service of Process.

         (a) The Facility User hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the State, all at the sole election of the Holder, and by the execution of this Agreement the Facility User irrevocably consents to the jurisdiction of each such court.

         (b) The Facility User hereby irrevocably appoints Robert Walden, Chief Financial Officer of the Facility User or his successor, as its agent to accept service of process for it and on its behalf in any proceeding brought pursuant to the provisions of subsection (a) of this Section 8.9.

                               ARTICLE IX

                               INSURANCE

    SECTION 9.1 Insurance Proceeds. Prior to completion of the Space and related work, all proceeds under casualty policies with respect to the work under the Construction Management Agreement shall be paid to the Disbursement Agent and applied at the direction of the Lender, Issuer, and the Facility User pursuant to requisitions; (a) if funds sufficient to restore such work are available from such insurance proceeds (together with other funds supplied or caused to be supplied by the Facility User and no Event of Default has occurred and is continuing), to the restoration of the Facility; or (b) if sufficient funds are not available to restore the Facility or an Event of Default has occurred and is continuing, to prepayment of amounts due under the Bond, as a mandatory redemption. All moneys not utilized for the restoration of the Facility shall be applied as a prepayment of amounts due under the Bond, as a mandatory redemption. If proceeds of insurance are used to restore the Facility, such funds will be disbursed as provided in Article VI hereunder. After completion of the improvements to the Space, such funds shall be held by the Lender and applied as provided above, subject to disbursement under such terms and conditions as they may determine.

    SECTION 9.2 Other Insurance. After completion of construction, the Facility User will maintain liability and indemnity insurance with respect to the Space in such amounts and on such terms as required under the Sublease. Such policies of insurance shall name the Lender as an additional insured thereunder and within thirty (30) days prior to the expiration of any such policy, the Facility User shall supply the Lender with a renewal policy marked "Premium Paid".

                                   ARTICLE X

                         EVENTS OF DEFAULT; REMEDIES

    SECTION 10.1. Events of Default Defined. The following events shall be "Events of Default" under this Financing Agreement:

         (a) Any representation or warranty made by or on behalf of the Issuer herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Financing Agreement, or any of the other Documents, proves to have been incorrect in any material respect when made; or

         (b) The Issuer fails to pay, within five (5) Business Days after the date on which the same is due and payable, the principal of; premium, if any, or interest or any other charges or sums on or under the Bond (whether upon maturity, after acceleration, on any installment payment date, or after notice of redemption, or otherwise) or any other payment by the Issuer required by this Financing Agreement; or

         (c) The Issuer defaults in the due and punctual performance or observance of any covenant, condition, agreement or provision contained in the Bond or in this Financing Agreement on the part of the Issuer to be performed or observed (other than as specified in subsection (b) of this Section), and such default shall continue for a period of thirty (30) days after Notice to the Issuer specifying such default and requiring the same to be remedied; provided, however, if such default be such that it cannot be corrected within thirty (30) days, it shall not be an Event of Default if; in the opinion of the Holder, the Issuer is taking appropriate corrective action to cure the default and if such default will not impair the Security or any security for the Bond; or

         (d)  An Act of Bankruptcy occurs with respect to the Issuer; or

         (e) An order or decree appointing a receiver of any of the payments to be made by the Issuer pursuant to this Financing Agreement or the Bond is entered with the consent or acquiescence of the Issuer, or such order or decree is entered without the acquiescence or consent of the Issuer and it is not vacated, discharged or stayed within sixty (60) days after entry; or

         (f)  An Event of Default occurs under any of the other Documents.

         (g) Default in the observance or performance by the Facility User of any other provision of this Agreement (other than as provided in (n) below) which is not remedied within thirty (30) days after notice thereof to the Facility User by the Lender; provided, however, that if such default cannot be corrected within thirty (30) days, it shall not be an Event of Default so long as the Facility User is diligently taking appropriate corrective action to cure the same in the reasonable opinion of the Lender; or

         (h) Any representation or warranty made by the Facility User in this Agreement or any of the other Documents, or in any of the exhibits hereto or thereto, or in any opinion, report, statement (including, without limitation, financial statements) or certificate furnished by the Facility User pursuant to this Agreement or any of the other Documents, proves to have been false, misleading or incomplete in any material respect as of the date of the issuance or making thereof; or

         (i) The Facility User or any subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due or suspend payment of its obligations, (iii) become insolvent or make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidation or similar official for it or any substantial part of its property,
(v) institute any proceeding seeking an order for relief or other protection under the Bankruptcy Code, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or
(vi) take any corporate action in furtherance of any of the foregoing purposes;
or

         (j) A custodian, receiver, trustee, conservator, liquidation or similar official shall be appointed for the Facility User or any subsidiary for any substantial part of any of their respective properties, or a proceeding for such purposes or the purposes described in Subsection (k) hereof shall be instituted against the Facility User or any subsidiary and such appointment continues undercharged or any such proceeding continues undismissed or unstayed for a period of thirty (30) days; or

         (k) Any final judgments, writs or warrants of attachment or of any similar processes aggregating in excess of $100,000 shall be entered or filed against the Facility User or any Subsidiary or against any of their properties or assets and remain unpaid, unvacated, unbonded or unstayed on appeal.

         (l) The Facility User fails to pay any Osiris' Required Investment or any other amount payable by the Facility User hereunder within five (5) days of the written demand therefor.

         (m) At least Five Hundred Twenty Five Thousand Dollars ($525,000) of the proceeds of the MICRF Grants and the MICRF Loan are not deposited in the Project Fund on or before June30, 1995.

    SECTION 10.2. Remedies on Default. Whenever any Event of Default referred to in Section 10.1 hereof shall have occurred, the Holder of the Bond by Notice to such effect delivered to the Issuer, may accelerate the maturity of the Bond and declare all other of the Issuer's Obligations to be immediately due and payable, bring suit on the Bond, and take such other actions against the Issuer as it may deem to be appropriate (subject to the provisions of Section 2.6 hereof with respect to the limited liability of the Issuer), as permitted by law. Upon such declaration, the Bond and all accrued and unpaid interest thereon and all other of the Issuer's Obligations shall become immediately due and payable, without protest, presentment, further notice or demand, all of which are expressly waived by the Issuer, at the place of payment provided in such Notice, anything in any of the Documents to the contrary notwithstanding. In addition, the Holder, in its sole discretion, may take any one or more of the following remedial steps:

         (a)  Legal Action.

              (i) by mandamus or other suit, action or proceeding at law or in equity, enforce all rights of the Holder, and require the Facility User to carry out any agreement with or for the benefit of the Issuer or the Holder, and to perform its or their duties under the Sublease;

              (ii) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Holder or

              (iii) take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due, or to exercise any rights or remedies under, or enforce performance and observance of any obligation, agreement or covenant of the Issuer or any other party under this Financing Agreement or under any of the other Documents.


         (b) Books and Records. Have access to and inspect, examine and make copies of the books and records and any and all accounts and similar data of the Issuer relating to the Property.

         (c) Holder to Enforce Rights of Issuer. The Lender and its successors and assigns (including, without limitation, any other Holders), as the assignee of all of the right, title and interest of the Issuer in and to each of the Documents constituting a part of the security for the Bond (except for the Reserved Rights of the Issuer), may enforce each and every right granted to the Issuer pursuant to this Financing Agreement and the other Documents (other than the Reserved Rights of the Issuer). In any case where action by the Holder require simultaneous or subsequent action by the Issuer, the Issuer will cooperate with the Holder and take any and all action necessary to effectuate the purposes and intent of this Financing Agreement.

         (d) Completion. The Lender, after an Event of Default as set forth above may (but shall not be obliged to) (i) apply any part of the balance of the proceeds of the Bond to the payment of all costs and expenses that may be incurred by the Lender, under any Documents and to the payment of interest on the Bond and (ii) proceed to finish construction of the Facility and for that purpose may employ such contractors, agents and employees as it deems appropriate and may advance any proceeds of the Bond and the Project Fund remaining unadvanced. The Issuer and the Facility User hereby irrevocably constitute and appoint the Lender, their attorney in-fact (which appointment shall be deemed coupled with an interest) for and in their name or the name of the Issuer or the Facility User to perform all the obligations of the Issuer or the Facility User under the terms of this Agreement, with such amendments as the Lender shall deem appropriate, and to exercise all the rights and powers of the Issuer or the Facility User under the Construction Management Agreement, the Architect's Agreement and such other contracts and agreements as the Issuer or Facility User has executed or should have executed or intends to execute in connection with completion of the Facility, and payment of all costs relating thereto and each of the Issuer or the Facility User hereby grants and gives to the Disbursement Agent full power and authority to do and perform all and every act and thing whatsoever authorized, permitted, requisite or necessary to be done by the Issuer or the Facility User and to complete the Facility and pay all costs in connection therewith, to all intents and purposes the same as the Issuer or the Facility User might do, hereby ratifying and confirming all the said attorney shall lawfully do or choose to do or be done by virtue hereof, it being understood and agreed that the aforesaid provisions impose no duty or obligation on the Lender to do or perform any act whatsoever. Any such action by the Lender shall not relieve the Issuer or Facility User of its responsibility to furnish any additional funds needed to complete the Facility. Upon demand by the Lender, any or all agreements or contracts with the General Contractor, subcontractors and suppliers shall be assigned to the Lender by the Issuer or Facility User.

    SECTION 10.3. No Remedy Exclusive; Delays or Omissions; Waiver of Breach.
No action taken pursuant to this Article X shall relieve the Issuer or any other person from its obligations hereunder or under any of the other Documents, all of which shall survive any such action, and the Holder (to the extent provided above) may take whatever action at law or in equity as may appear necessary and desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Issuer hereunder or of any other person under any of the Documents.

    No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Financing Agreement or under the other Documents or now or hereafter existing at law or in equity or by statute. Should any right or remedy granted herein be held to be unlawful, the Holder shall be entitled to every other right and remedy provided in this Financing Agreement and by law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder or under the Documents shall impair any such right or power or be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient In the event any agreement contained in this Financing Agreement should be breached by the Issuer and is thereafter waived by the Holder or any other party to this transaction, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach. No waiver, amendment, release or modification of this Financing Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Issuer or the Holder and such other party or parties as may be agreeing to such waiver, amendment, release or modification. In order to entitle the Holder to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such Notice as may be herein expressly required.

    SECTION 10.4. Termination of Proceedings. In case any proceeding taken by the Holder on account of any default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Holder, then and in every such case, the Holder and the Issuer and all other parties to this transaction shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Holder shall continue as though no such proceeding had been taken.

    SECTION 10.5. Application of Moneys. All moneys collected pursuant to this Article shall, after payment of the cost and expenses of the proceedings resulting in. the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Holder, including interest thereon shall be applied as follows:

         First - To the payment of all payments of interest then due on the Bond;

         Second - To the payment of the unpaid principal balance of the Bond;

         Third - To the payment of all other of the Issuer's Obligations, in such order and in such amounts as the Holder, in its sole discretion, may determine; and

         Fourth - Any remaining amounts shall be returned to the Issuer or other party entitled thereto.

                                  ARTICLE XI

                              DISBURSEMENT AGENT

    11.1 Terms of Disbursement Agent's Acceptance. The Disbursement Agent accepts the duties imposed by this Agreement upon the following terms and conditions.

         (a) The Disbursement Agent may exercise any of its powers through appointment of attorneys-in-fact or agents and such other advisors as it deems necessary in connection with its duties hereunder.

         (b) The Disbursement Agent shall not be liable for any matter or cause arising under this Agreement or in connection therewith except by reason of its own willful misconduct or gross negligence.

         (c) The Disbursement Agent may select and employ legal counsel and shall be entitled to rely upon counsel.

    11.2 Fees and Expenses. All fees and expenses of the Disbursement Agent shall be paid from the Project Fund. The Disbursement Agent is authorized to withdraw such fees and expenses from the Project Fund from the allocation for Disbursement Agent Fees and Expenses and then from the allocation for Construction Costs provided invoices are submitted to the Facility User and the holder of the Bond promptly thereafter. After receipt of Notice of the occurrence of an Event of Default, the Disbursement Agent shall not incur expenses other than the ordinary expenses of administering the funds held hereunder, without the prior consent of the Lender.

    11.3 Indemnification of Disbursement Agent. (a) Except as provided in (b) below, the Facility User hereby agrees to indemnify Disbursement Agent for, and to hold it harmless against, any loss, liability or expense incurred without willful misconduct or negligence on the part of Disbursement Agent arising out of or in connection with entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any such claim or liability. To secure such indemnification and to satisfy its compensation, expenses and disbursements hereunder, Disbursement Agent is hereby given a first lien upon and the right to reimburse itself therefor out of all rights, titles and interests of each of the parties in all property deposited with the Disbursement Agent hereunder.

         (b) The Lender shall indemnify and save harmless the Disbursement Agent from and against all costs and expenses and liabilities, including reasonable attorneys' fees, as a direct result of any action taken by the Disbursement Agent at the direction of the Lender after the occurrence of an Event of Default hereunder.

         (c) Upon receipt of a Notice of an Event of Default, the Disbursement Agent shall not make any disbursements (other than pay interest on the Bond and the ordinary fees and expenses of the Disbursement Agent) hereunder without the prior approval of the Lender.

    11.4 Reports. The Disbursement Agent shall submit monthly reports to the Facility User, the Lender and the Issuer setting forth:

         (a) The balances held by the Disbursement Agent as of the first and last day of the prior month.

         (b) All receipts into the Project Fund to date and the prior month and the interest earnings thereof.

         (c) All disbursements made during such month and the payee to whom the disbursement was made.

    11.5 Discharge. Upon completion of construction of the Facility and payment of all amounts due under Section 6.9 hereunder, the duties of the Disbursement Agent shall terminate.

    11.6 Liability of Disbursement Agent. Disbursement Agent will not be liable for any loss of the Disbursement Agent or depreciation in the value of the Project Fund. Disbursement Agent will incur no liability whatever in connection with its duties hereunder except for willful misconduct or gross negligence so long as it acts in good faith. Disbursement Agent may rely on any certificate, statement, request, consent, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. Disbursement Agent will not be bound by any modification of this Agreement unless in writing and signed by the parties hereto. In the event that Disbursement Agent becomes uncertain as to its duties or rights hereunder or receives instructions from any other party hereto with respect to the Project Fund which, in its opinion, are in conflict with any provision of this Disbursement Agreement, it will be entitled to refrain from taking any action other than to keep the Project Fund safe until it is directed otherwise in writing by direction executed by the Issuer, the Holder of the Bond and the Facility User or by an order, judgment or decree of a court of competent jurisdiction, as to which order, judgment or decree all rights of appeal have expired or been waived.

    11.7 Resignation: Successor Disbursement Agent.

    11.7.1 Resignation. The Disbursement Agent may resign and be discharged from its duties or obligations hereunder at any time by giving no less than fifteen days prior written notice of resignation to the other parties hereto specifying the date when such resignation is to take effect. Disbursement Agent will thereafter have no further obligation hereunder except to deliver the Project Fund and any property held by it pursuant to this Agreement to a successor Disbursement Agent designated by the

Holder of the Bond, with approval of the Issuer and the Facility User, which approval shall not be unreasonably withheld (a "Direction"), to hold the Project Fund as depository pending receipt of a Direction and to render the accounting required by Section 11.6.3 of the Bond hereof.

    11.7.2 Termination. The Holder of the Bond, with the consent of the Facility User, may terminate the appointment of Disbursement Agent hereunder by direction to Disbursement Agent, specifying the date such termination will take effect In the event of such termination or resignation pursuant to Section 11.7, the Holder of the Bond will appoint a successor Disbursement Agent within fifteen days of such notice, and Disbursement Agent will turn over and deliver to successor Disbursement Agent all of the Project Fund and all property held by it pursuant to this Agreement and render the accounting required by Section
11.7.2 hereof. Upon receipt of the Project Fund and any other property, successor Disbursement Agent will thereupon be bound by the provisions hereof as fully as if named Disbursement Agent herein.

    11.7.3 Accounting. In the event of the resignation or termination of Disbursement Agent and the final disbursement of funds under Section 6.9 hereof, Disbursement Agent will render to the party hereto, and to successor Disbursement Agent if any, an account in writing of the Project Fund, all other property held by it pursuant to this Agreement and all distributions therefrom.

    11.8 Fees and Expenses.

    The Disbursement Agent shall be entitled to withdraw from the Project Fund or to request additional funds from the Facility User to pay its fees and expenses hereunder. After the Lender declares an Event of Default, the Lender to the extent funds in the Project Fund are insufficient, shall pay the fees and expenses of the Disbursement Agent If no funds are available from the Project Fund, the Facility User will pay or reimburse Disbursement Agent on request for all reasonable expenses, disbursements and advances (including without limitation brokerage commissions and reasonable attorneys' fees, except for attorneys' fees relating to matters for which Disbursement Agent is determined to be liable under Section 11.3 hereof) incurred or made by it in connection with carrying out its duties hereunder.


                                ARTICLE XII

                      DURATION OF AGREEMENT; DEFEASANCE

    SECTION 12.1. Duration of this Financing Agreement. This Financing
Agreement shall become effective on the Closing Date, and shall continue in full force and effect until the Termination Date.

    SECTION 12.2. Defeasance and Discharge of Lien of the Holder. If and when the Bond secured hereby shall become due and payable or shall be redeemed in accordance with its terms and the whole amount of the principal, premium (if any) and interest so due and payable thereon shall be paid, together with all other amounts payable to the Holder hereunder and under the other Documents, then in that ease, all covenants, agreements and other obligations in favor of the Holder under this Financing Agreement and under the other Documents shall thereupon cease, terminate and becomes void and be disregarded and satisfied. In such event, upon request of the Issuer, the Holder shall release all security for the Bond and all other Security then held by the Holder under this Financing Agreement and shall execute such releases and other documents as may be reasonably required by the Issuer.

                                 ARTICLE XIII

                                 MISCELLANEOUS

    SECTION 13.1. Payments Due on Non-Business Days. In any case where a payment is due under this Financing Agreement on a day other than a Business Day, then such payment need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date due.

    SECTION 13.2. Authorized Issuer Representative. Whenever under the provisions of this Financing Agreement or any of the other Documents the approval of the Issuer is required, or the Issuer is required to take some action at the request of any party to this Financing Agreement, unless specifically provided otherwise, such approval or request shall be given on behalf of the Issuer by the Authorized Issuer Representative, and the other parties to this transaction are authorized to rely upon any such approval or request and the Issuer shall not have any complaint against such other parties as a result of such reliance. A specimen signature of the Authorized Issuer Representative has been provided to the other parties to this transaction. In the event that the Authorized Issuer Representative designated in Section 1.1 hereof shall become unavailable or unable to take any action or make any certification provided for or required under this Financing Agreement, a successor or successors shall be appointed by written certificate of the Issuer furnished to the other parties to this transaction, executed by or on behalf of the Issuer and containing a specimen signature of such successor or successors.

    SECTION 13.3. MIDFA Insurance. Pursuant to the terms and conditions of the Bond Insurance Agreement, the Authority has a portion of the Issuers Obligations. Certain of the rights, duties, obligations and remedies of the Lender under this Financing Agreement and the other Documents are subject to the terms, conditions and limitations set forth in the Bond Insurance Agreement and the Lease Insurance Agreement (collectively the "Insurance Agreements").

    In recognition of the interests of the Authority as an insurer, the parties to this Financing Agreement hereby agree that, in addition to the rights and remedies of the Authority set forth in the Insurance Agreements and in the other Documents, the Authority has certain rights and remedies in connection with this transaction, as follows:

         (a)  Notices to the Authority: Consents. The Lender agrees:

              (i) to provide the Authority with copies of all financial statements, certifications, evidence of insurance coverage, and any other information or documentation required by the Documents to be given to the Lender and the Bank, and to give the Authority notice of any occurrences or circumstances requiring notice to be given to the Lender or the Bank, as provided in this Financing Agreement and in the other Documents;

              (ii) after the occurrence of an Event of Default, to obtain the consent, approval, determination, permission, opinion or similar agreement (other than with respect to matters relating to construction of the Facility, the Plans or disbursement of proceeds prior to an Event of Default hereunder) of the Authority under such circumstances and at such times as is required by the Lender under this Financing Agreement and the other Documents;

              (iii) that none of the Documents may be modified or amended without the prior written consent of the Authority; and

              (iv) that the Lender shall n6t exercise any remedies after the occurrence of an Event of Default hereunder without obtaining the prior approval of the Authority.

         (b) No Warranties by the Authority. The Authority makes no warranty, express or implied, and makes no assurances that the Facility will be suitable for the needs of the Issuer or the Facility User or that the proceeds of the Bond will be sufficient to pay for the costs of the acquisition and improvement of the Facility.

         (c) Payments by the Authority. Notwithstanding any of the provisions of this Financing Agreement or any of the other Documents, the Authority, on behalf of the Issuer, may, in its discretion, elect to make any payments required to be made by the Issuer under the Documents and not paid by the Issuer within the time provided for therein, and may.- as provided in Section 5.2A of the Insurance Agreements, elect to cure any defaults under any of the Documents if it so chooses. In such event, the Authority shall be entitled to reimbursement from the Issuer for any payments made by it pursuant to this paragraph, with interest thereon at the Default Rate.

         (d) Subrogation and Reimbursement of Authority to the Extent Payments Made. The Authority, to the extent of any payments made by it pursuant to the Insurance Agreement or pursuant to paragraph (c) above, shall be surrogated to
(i) all rights of the Lender to receive payment of such amounts from the Issuer or others under any of the Documents, and (ii) all rights of the Issuer to receive payment or reimbursement of such amounts from other sources, provided that no such payment shall be made to the Authority until the Lender has been paid in full. In addition, the Issuer agrees to reimburse the Authority for any payments made by the Authority under the Insurance Agreement, and such obligation to reimburse the Authority, as well as the obligation to reimburse the Authority pursuant to the provisions of this Financing Agreement, shall be deemed to be part of the Issuer's Obligations secured by this Financing Agreement and the other Documents.

         (e) Authority a Third-Party Beneficiary. The Authority is a third-party beneficiary of this Financing Agreement and the other Documents to which the Authority is not a party.

    SECTION 13.4. Further Assurances and Corrective Instruments. The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such Supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Financing Agreement.

    SECTION 13.5. Prior Agreements Canceled. Except for (a) the other
Documents, or (b) any other document or agreement to the extent specifically provided therein, (i) this Financing Agreement shall completely and fully supersede all other prior agreements, both written and oral, by and between the Lender, the City, the Facility User and the Issuer, relating to the financing of the Facility, and (ii) none of the parties to this Financing Agreement shall hereafter have any rights thereunder, but shall look solely to this Financing Agreement and the other Documents for definitions and determination of all of their respective rights, liabilities and responsibilities relating to the Facility and the financing therefor.

    SECTION 13.6. Binding Effect This Financing Agreement shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective successors and permitted assigns. The City is executing this Agreement in consideration of the City Contribution, so that until the City funds the City Contribution and executes this Agreement, the Agreement shall be in full, force and effect with respect to the other parties thereto.

    SECTION 13.7. Dissolution of Issuer. In the event of the dissolution of the Issuer, all of the covenants, stipulations, promises and agreements in this Financing Agreement contained by or on behalf of; or for the benefit of; the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any person to whom or to which any power or duty of the Issuer shall be transferred.

    SECTION 13.8. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Financing Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Financing Agreement shall remain operative and in full force and effect.

    SECTION 13.9. Amendments. Changes and Modifications. This Financing Agreement may not be amended, changed, modified, altered or terminated except by a written instrument executed by all of the parties hereto.

    SECTION 13.10. Execution of Counterparts. This Financing Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

    SECTION 13.1l. Law Governing Construction of Agreement This Financing Agreement, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

    SECTION 13.12. Assignment. This Financing Agreement and the other Documents may not be assigned, in whole or in part, by the Issuer, without the prior written consent of the Holder and the Authority.

    SECTION 13.13. Effective Date. This Financing Agreement has been dated as of the date first written above solely for the purpose of convenience of reference and shall become effective upon its

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

execution and delivery on the Closing Date by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

    IN WITNESS WHEREOF, the Issuer has caused this Financing Agreement to be executed under seal in its name and on its behalf by the Executive Director of the Issuer, and the other parties hereto have caused this Financing Agreement to be executed, under seal, in their name and on its behalf by its duly authorized officers, all being done as of the day and year above first written.

    WITNESS:                      MARYLAND ECONOMIC DEVELOPMENT CORPORATION

/s/ John A. Stalfort              By: /s/ Hans F. Mayer    (SEAL)
-----------------------------         ----------------------------------
                                      Hans F. Mayer,
                                      Executive Director

    WITNESS:                      THE WHITING-TURNER CONTRACTING COMPANY

/s/ ILLEGIBLE                     By: /s/ ILLEGIBLE        (SEAL)
-----------------------------         ----------------------------------
                                      Name:
                                      Title:

    WITNESS:                      OSIRIS THERAPEUTICS, INC.

/s/ Robert J. Walden              By: /s/ James S. Burns        (SEAL)
-----------------------------         ----------------------------------
                                      Name: James Burns
                                      Title: President


    WITNESS:                      SIGNET TRUST COMPANY, AS DISBURSEMENT AGENT

/s/ Rita M. Sreeson               By: /s/ Diane E. TenHoopen    (SEAL)
-----------------------------         ----------------------------------
                                      Name: Diane E. TenHoopen
                                      Title: Vice President


    WITNESS:                      MAYOR AND CITY COUNCIL OF BALTIMORE

                                  By: /s/ ILLEGIBLE             (SEAL)
-----------------------------         ----------------------------------
                                      Name:
                                      Title:


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